UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2024

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 3, 2024, Ocwen Financial Corporation (the “Company”) issued a press release announcing its intention to change the Company’s name and rebrand as OnityTM Group Inc. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Ocwen Financial Corporation dated April 3, 2024

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

Additional Information and Where to Find It

In connection with the intention to change the Company’s name and rebrand as Onity Group Inc. (the “Name Change”) the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements relating to the proposed Name Change. Following the filing of the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement, and a proxy card to the Company’s stockholders as of a record date to be established for voting on the proposed Name Change and any other matters to be voted on at the annual meeting of the Company’s shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS RELATING TO THE PROPOSED NAME CHANGE THAT WILL BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED NAME CHANGE. Investors and shareholders will be able to obtain copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge under the Shareholder Relations section of the Company’s website www.ocwen.com.

Participants in the Solicitation

The Company and its directors and executive officers are deemed participants in the solicitation of proxies from the shareholders of the Company in relation to matters related to the proposed Name Change and any other matters to be voted on at the annual meeting of shareholders of the Company. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Related Shareholder Matters,” “Executive Compensation,” and “Board of Directors Compensation” contained in the proxy statement for the Company’s 2023 Annual Meeting of Shareholders filed with the SEC on April 17, 2023 (the “2023 Proxy Statement”). To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Proxy Statement for the Company’s annual meeting of shareholders to be filed with the SEC in respect of the proposed Name Change when it becomes available.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this Current Report on Form 8-K regarding the expected timing and potential impacts of our rebranding.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, shareholder and counterparty response to our proposed rebranding, the timing and receipt of licensing or other regulatory approvals related to the rebranding, changes in market conditions, the industry in which we operate, and our business, the actions of governmental entities and regulators impacting our business, developments in our litigation matters, and other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2023 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: April 3, 2024	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer